                                                                    Exhibit 99.1
                            FINANCIAL STATEMENTS AND
                           DEPENDENT AUDITORS'REPORT

                      SECURITY LAND AND DEVELOPMENT COMPANY
                               LIMITED PARTNERSHIP

                                DECEMBER 31, 1997

            Security Land and Development Company Limited Partnership

                                TABLE OF CONTENTS

                                                               PAGE
 INDEPENDENT AUDITORS' REPORT                                     3

 FINANCIAL STATEMENTS

      BALANCE SHEET                                               4

      STATEMENT OF OPERATIONS                                     5

      STATEMENT OF CHANGES IN PARTNERS' CAPITAL                   6

      STATEMENT OF CASH FLOWS                                     7

      NOTES TO FINANCIAL STATEMENTS                               8

                       [Reznick Fedder & Silverman LOGO]

                           Reznick Fedder & Silverman
            Certified Public Accountants * A Professional Corporation
        4520 EastWest Highway * Suite 300 * Bethesda, Maryland 20814-3319
                  * Phone (301) 652-9100 * Fax (301) 652-1848

                          INDEPENDENT AUDITORS' REPORT

To the Partners
Security Land and Development Company Limited Partnership

     We have audited the accompanying balance sheet of Security Land and Development Company Limited Partnership as of December 31, 1997, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Land and Development Company Limited Partnership as of December 31, 1997, and the results of its operations, changes in partners' capital and cash flows for the year then ended in conformity with generally accepted accounting principles.

                         /s/ Reznick Fedder & Silverman


Bethesda, Maryland
February 17, 1998

  Two Hopkins Plaza           212 S. Tryon Street      745 Atlantic Avenue Two Premier Plaza, 5th Floor
     Suite 2100                   Suite 1180                Suite 800           5605 Glenridge Drive
Baltimore, MD 21201-2911   Charlotte, NC 28281-8100   Boston, MA 02111-2735    Atlanta, GA 30342-1375
Phone (410) 783-4900         Phone (704) 332-9100      Phone (617) 423-5855     Phone (404) 847-9447
 Fax (410) 727-0460           Fax (704) 332-6444        Fax (617) 423-6651       Fax (404) 847-9495

            Security Land and Development Company Limited Partnership

                                  BALANCE SHEET

                                December 31, 1997

Investment in real estate, net of accumulated depreciation           $52,999,775
Cash and cash equivalents                                                274,075
Restricted escrow                                                      4,113,938
Tenant accounts receivable                                             1,030,739
Prepaid expenses and other receivables                                   397,205
Accrued interest income                                                   16,294
Deferred charges, net of accumulated amortization of $1,504,259        1,124,468
                                                                     -----------
   Total assets                                                      $59,956,494
                                                                     ===========

Note payable, net of discount                                        $41,467,993
Accounts payable and accrued expenses                                  1,203,326
Accrued interest payable                                                 421,961
Deferred rental income                                                 4,761,112
Deferred interest income                                                 500,000
                                                                     -----------

                                                                      48,354,392

Partners' capital                                                     11,602,102
                                                                     -----------

   Total liabilities and partners' capital                           $59,956,494
                                                                     ===========


                        See notes to financial statements

            Security Land and Development Company Limited Partnership

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1997

Revenue
     Rental income                                                  $ 11,765,563
     Interest income                                                     909,628
     Tenant reimbursements and other income                              100,158
                                                                    ------------
       Total revenue                                                  12,775,349
                                                                    ------------
Administrative
     Management fees                                                     250,000
     Professional fees                                                    53,073
     Payroll expenses                                                    506,352
     Office expenses                                                      38,626
                                                                    ------------

                                                                         848,051
                                                                    ------------
 Operating
     Janitorial                                                        l,075,388
     Maintenance contracts                                                86,959
     Repairs and maintenance                                             184,359
     Maintenance supplies                                                209,181
                                                                    ------------

                                                                       1,555,887
                                                                    ------------

 Interest, taxes and insurance
     Interest                                                          3,079,559
     Real estate taxes                                                   600,000
     Insurance                                                            90,202
                                                                    ------------

                                                                       3,769,761
                                                                    ------------

 Depreciation and amortization
     Depreciation                                                      2,223,792
     Amortization                                                        355,844
                                                                    ------------

                                                                       2,579,636
                                                                    ------------

        Total expenses                                                 8,753,335
                                                                    ------------

        Net income                                                  $  4,022,014
                                                                    ============

                        See notes to financial statements

            Security Land and Development Company Limited Partnership

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                          Year ended December 31, 1997

                                                                                        Special
                                                        General         Limited         limited
                                       Total            partner         partner         partner
                                    -----------     --------------   ------------    ------------
    Balance, beginning              $ 7,688,325       $    874,802    $ (1,420,213)   $   8233,736

    Net income                        4,022,014            162,489          38,612       3,820,913

    Distributions                      (108,237)            (4,374)         (1,038)       (102,825)
                                    -----------       ------------     -----------     -----------

    Balance, end                    $11,602,102       $  1,032,917     $(1.382,639)    $11,951,824
                                    ===========       ============     ===========     ===========


                        See notes to financial statements

            Security Land and Development Company Limited Partnership

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1997

      Cash flows from operating activities
         Net income                                                              $ 4,022,Ol4
         Adjustments to reconcile net income to net cash provided by operating activities
           Depreciation                                                            2,223,792
           Amortization                                                              355,844
           Deferred rental income                                                    517,210
           Amortization of debt discount                                             107,255
           Increase in tenant accounts receivable                                     (2,325)
           Decrease in prepaid expenses and other receivables                         21,432
           Decrease in accrued interest income                                       109,397
           Decrease in accounts payable and accrued expenses - operating             (25,191)
           Decrease in accrued interest payable                                      (53,155)
                                                                                 -----------

               Net cash provided by operating activities                           7,276,273
                                                                                 -----------

      Cash flows from investing activities
         Withdrawals from restricted escrow                                        4,101,150
         Investment in real estate                                                (5,959,522)
                                                                                 -----------

               Net cash used in investing activities                              (1,858,372)
                                                                                 -----------

      Cash flows from financing activities
         Payments on note payable                                                 (5,265,851)
         Distributions                                                              (108,237)
                                                                                 -----------

               Net cash used in financing activities                              (5,374,088)
                                                                                 -----------

               NET INCREASE IN CASH                                                   43,813

      Cash and cash equivalents, beginning                                           230,262
                                                                                 -----------

      Cash and cash equivalents, end                                             $   274,075
                                                                                 ===========

      Cash paid for interest during the year, net of amount capitalized          $ 3,025,459
                                                                                 ===========


      Significant noncash investing and financing activities
         Accounts payable and accrued expenses of $934,362 have been capitalized to the real estate.

                        See notes to financial statements

            Security Land and Development Company Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Security Land and Development Company Limited Partnership (the "partnership") was formed under the laws of the State of Maryland. The partnership was organized to own and operate, for investment purposes, the project (the "project") which consists of a building known as the Security West Building (the "building").

  The building is an approximately 717,000 square foot, two-phase office building, consisting of a two-story office building and a connected six-story office tower, located at 1500 Woodlawn Drive, Woodlawn, Maryland. The building was purchased by the partnership in 1986 and is located on land which is approximately 34.3 acres, also owned by the partnership. The building has been occupied by the United States Social Security Administration's Office of Disability and International Operations (the "tenant") for approximately 23 years under leases between the United States of America, acting by and through the General Services Administration ("GSA"). Effective November 1, 1994, the partnership and GSA entered into a nine-year lease (the "lease") for the Building. The terms of the lease agreement call for substantial alterations to the building. The partnership has executed a contract in the original amount of approximately $24,000,000 to complete the alterations.

  The general partner of the partnership is 1500 Woodlawn Limited Partnership (the "general partner"), a Delaware limited partnership with an 80.8 percent general partner interest. Three limited partners ("limited partners"), own the remaining 19.2 percent limited partnership interest. The limited partners and the general partner are herein referred to as Class A partners.

  Regency Affiliates, Inc. (the "special limited partner") is a special limited partner with no stated voting interest in the partnership.

  Profits, losses and cash available for distribution to partners as defined by the partnership agreement, as amended, is allocated as follows:

                                            Before             After
                                         11/l/2003          10/31/2003
                                         ---------          ----------
     General partner                          4.04%             40.4%
     Special limited partner                 95.00              50.0
     Limited partners                          .96               9.6
                                           -------             -----
                                            100.00%            100.0%
                                           =======             =====

            Security Land and Development Company Limited Partnership

                                December 31, 1997

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

  Notwithstanding these allocation percentages, the partnership has made arrangements so that to the extent that 95% of cash available for distribution is less than $100,000, funds which would otherwise be used to pay management fees to TCG Management (see note G) up to the $ 1 00,000 will be made available for distribution. For financial reporting purposes, income or loss is allocated among the partners based upon their stated interests in cash available for distribution.

  Taxable gains recognized upon sale, exchange or liquidation of the partnership are allocated: first, to bring negative capital accounts to zero; second, to bring the capital accounts of the Class A partners as a group equal to the capital account of the special limited partner; third, $ 1,000,000 to the Class A partners as a group; and then 50% to the Class A partners as a group and 50% to the special limited partner. Taxable losses recognized upon sale, exchange or liquidation of the partnership are generally allocated: first, to bring the capital account of the special limited partner to not less than zero and to bring the capital accounts of the Class A partners as a group to not less than a $ 1,000,000 deficit; second, in accordance with each partner's risk of loss, as called for by the partnership agreement; and third, in accordance with partnership interests.

  The terms of the partnership agreement call for the proceeds from liquidation, sale of any assets or refinancing to be used first in settlement of partnership liabilities and for the establishment of reserves (as deemed necessary by the general partner) and then to the partners. in proportion to their positive capital account balances.

  Use of Estimates
  ----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Real Estate
  -----------

  Real estate is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes.

            Security Land and Development Company Limited Partnership

                                December 31, 1997

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

  Deferred Charges
  -----------------

  Deferred charges consist of permanent loan closing costs which are being amortized over the term of the related note payable using the effective interest method.

  Deferred Rental Income
  ----------------------

  Rents of $2,785,769 received upon signing the lease agreement are being amortized on a straight- line basis over the life of the lease. Rental income received for phases under construction has been deferred until construction is complete and is then amortized over the remaining term of the lease.

  Deferred Interest Income
  ------------------------

  Interest earned on the Project Account in excess of the estimated cost of alterations was deferred because such funds, if not expended, must be paid to the tenant (see note D). Deferred amounts are recognized as income when it is determined that the funds will be used for the cost of alterations.

  Cash and Cash Equivalents
  -------------------------

  For purposes of the statement of cash flow, cash and cash equivalents include the partnership's operating money market accounts, excluding restricted escrow held by the escrow agent.

  Restricted Escrow
  -----------------

  The partnership has a portfolio of investments in money market accounts which are held in trust by State Street Bank and Trust Company (see note, D).

  Income Taxes
  ------------

  No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

            Security Land and Development Company Limited Partnership

                                December 31, 1997


NOTE B - INVESTMENT IN REAL ESTATE

  Investment in real estate is carried at cost and consist of the following:

                                                        Estimated
                                                        useful life
                                                        -----------
                  Land                                            -  $ 29151,154
                  Building                                 40 years   28,436,133
                  Improvements - building                  40 years   23,231,609
                  Improvements - tenant                     9 years    7,455,934
                  Improvements - land                      10 years    l,610,778
                  Furniture and equipment                   7 years      822,737
                                                                     -----------
                                                                      63,708,345
                  Less accumulated depreciation                       10,708,570
                                                                     -----------
                                                                     $52,999,775
                                                                     ===========

  For income tax reporting purposes, depreciation has been computed in accordance with the Internal Revenue Code, generally using shorter lives and accelerated methods.

NOTE C - NOTE PAYABLE

  The partnership has a note payable to State Street Bank and Trust Company, as Trustee (Trustee), dated November 17, 1994 and maturing in 2003. The note is in the principal amount of $56,450,000, and is effectively secured by substantially all the assets of the partnership and rights to future lease payments. In addition, the partnership has agreed to various covenants including those that require the partnership to conduct its affairs as a separate entity and prohibit it from selling all or substantially all of its assets; conducting business other than related to the project; conducting business other than anus length; commingling assets with other entities; acting as creditor or pledging its assets for the benefit of another entity; and incurring certain types of indebtedness.

  The debt proceeds were obtained by the trustee through the sale of Certificates of Participation (COPS) representing interests in a trust established pursuant to a trust agreement between the partnership and the Trustee. The net proceeds received from the sale of the COPs were used to repay the then existing debt of the partnership, to fund certain reserves, and to pay costs of issuance.

            Security Land and Development Company Limited Partnership

                                December 31, 1997

NOTE C - NOTE PAYABLE (Continued)

  The COPs were issued at a discount of $705,625 which is being amortized over the life of the note on the effective interest method. Unamortized discount at December 31, 1997 was $332,961. Amortized discount for the year ending December 31, 1997 was $107,255, and is included in interest expense on the accompanying statement of operations.

  The note requires semiannual payments of principal and interest in accordance with the terms of the COPS. Those terms require payments of interest at a rate of 7.9% and two principal payments per year (May 15 and November 15) aggregating to:

                             1998                          $    5,690,068
                             1999                               6,148,461
                             2000                               6,643,763
                             2001                               7,179,009
                             2002                               7,757,350
                             Thereafter                         8,382,303
                                                           --------------

                             Total                             41,800,954
                             Less: unamortized discount           332,961
                                                           --------------

                             Total                         $   41,467,993
                                                           ==============

  Interest incurred during the year ended December 31, 1997 was $3,563,135 excluding discount amortization of $107,255. $590,831 of interest relating to construction has been capitalized to the cost improvements.

NOTE D - RESTRICTED ESCROW

  The partnership is required to setup and maintain escrow accounts with State Street Bank and Trust Company as the escrow agent. Amounts on deposit are classified as restricted escrow in the accompanying balance sheet. The required accounts and funded balance at December 31, 1997 are as follows:

            Security Land and Development Company Limited Partnership

                                December 31, 1997

NOTE D - RESTRICTED ESCROW (Continued)

                                                           Description                      Amount
                                                ------------------------------------       --------

             Project account                   To be used for alterations                 $ 1,346,923
             Note payment accounts             To repay Certificates of Participation         930,273
             Liquidity account                 To be used for debt liquidity                  740,178
             Replacement reserve account       To be used for capital improvements            380,221
             Tax account                       To pay real estate taxes                       322,924
             Insurance account                 To pay insurance expense                        49,085
             Operations account                To pay operating expenses                      100,000
             Partnership account               To pay partnership expenses                     74,568
             Supplemental retention account    To be used as additional funds to repay
                                                  COPs                                      169,630
             Lease payment account             To be used for collection of monthly
                                                  rent payments                                   136

                                                                                          -----------
                                                                                          $ 4,113,938
                                                                                          ===========

  All of the restricted escrows are invested in money market funds.

  Any amounts remaining in the project account after the alterations have been completed revert back to the tenant either in a lump sum payment or to be applied against rental income. (Accordingly, earnings on funds deposited in the project account in excess of the estimated cost of alterations have been deferred.) If any changes to the budgeted alterations require the use of the amounts earned, the income will be recognized at that time. Total earnings deferred at December 31, 1997, are $500,000.

  The partnership deposited with the escrow agent a letter of credit to satisfy the requirements for the Supplemental Disbursement Account. At December 31, 1997, $450,000 was outstanding.

NOTE E - RENTAL OPERATIONS

  On November 17, 1994, the partnership and the tenant entered into a lease agreement for 100% of the building with a term of nine years expiring on October 31, 2003. The lease agreement provides for minimum annual lease payments of $12,154,632 payable monthly in arrears, plus provisions for escalations in the event of increased operating costs and real estate taxes.

            Security Land and Development Company Limited Partnership

                                December 31, 1997

NOTE E - RENTAL OPERATIONS (Continued)

  Future minimum rentals are as follows:

                                  December 31, 1998            $12,154,632
                                               1999             12,154,632
                                               2000             12,154,632
                                               2001             12,154,632
                                               2002             12,154,632
                                         Thereafter             10,128,860
                                                               -----------
                                                               $70,902,020
                                                               ===========


  The partnership has received an opinion of Assistant General Council to the General Services Administration that lease payments are not subject to annual appropriation by the United States Congress and the obligations to make such payments are unconditional general obligations of the United States Government

  The Lease requires the partnership to maintain and repair the building and land in accordance with specific standards, to maintain certain insurance coverages and to use amounts in the Project Account plus interest accrued to make certain alterations (the "Alterations").

  The partnership assigned its right to receive payments under the lease with GSA to the Escrow Agent. Payments received or distributions made by the Escrow Agent and transfers between individual accounts are governed by an escrow agreement for the ultimate benefit of the partnership.

NOTE F - CONCENTRATION OF CREDIT RISK

  The partnership maintains a cash account insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 1997 the balance was $273,075. The uninsured balance at December 31, 1997 was $173,075.

            Security Land and Development Company Limited Partnership

                                December 31, 1997

NOTE G - RELATED PARTY TRANSACTIONS

  Janitorial Services
  -------------------

  The partnership entered into an agreement with Woodlawn Service Corporation, an affiliate of the general partner, to provide janitorial services for the building. The agreement provides for a fee for services provided and for a reimbursement for expenses incurred, not to exceed $1,905,770 per annum from which Woodlawn Service Corporation is to provide the cost of materials, salaries and other costs of providing such services. The agreement extends to the year 2003 with options to renew annually thereafter. Total janitorial fees for the year ended December 31, 1997 were $1,075,388 with $117,302 remaining unpaid at year end.

  Management Services
  --------------------

  The partnership entered into an agreement with TCG Management Corporation, an affiliate of the general partner, to provide management services. The agreement provides for a fee of $250,000 per annwu. 'ne agreement is for a term of one year with automatic renewals through the year 2003. Total management fees for the year ended December 31, 1997 were $250,000 with $20,833 remaining unpaid at year end.

  Construction Management Services
  --------------------------------

  The partnership entered into an agreement with TCG Construction Corporation to provide construction management services relating to the building and tenant alterations. The agreement provides for a management construction fee of 1 0% of total costs incurred in connection with the alterations. In addition, TCG Construction shall receive 100% of any cost savings payments received by the partnership related to the alterations. The agreement is for a term of one year with automatic renewals through the year 2003. Total fees incurred at December 31, 1997 are $3,008,215 and have been capitalized to the cost of improvements.

                           FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                     SECURITY LAND AND DEVELOPMENT COMPANY
                              LIMITED PARTNERSHIP

                               DECEMBER 31, 1996

           Security Land and Development Company Limited Partnership

                               TABLE OF CONTENTS


                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                            3


FINANCIAL STATEMENTS


        BALANCE SHEET                                                   4


        STATEMENT OF OPERATIONS                                         5


        STATEMENT OF CHANGES IN PARTNERS' CAPITAL                       6


        STATEMENT OF CASH FLOWS                                         7


        NOTES TO FINANCIAL STATEMENTS                                   8

                       _________________________________
                           Reznick Fedder & Silverman
              Certified Public Accountants - Business Consultants
                           A Professional Corporation

4520 East-West Highway - Suite 300 - Bethesda, MD 20814-3319 - (301) 652-9100
- Fax (301) 652-1848



                         INDEPENDENT AUDITORS' REPORT



To the Partners
Security Land and Development Company Limited Partnership


     We have audited the accompanying balance sheet of Security Land and Development Company Limited Partnership as of December 31, 1996, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Land and Development Company Limited Partnership as of December 31, 1996, and the results of its operations, changes in partners' capital and cash flows for the year then ended in conformity with generally accepted accounting principles.



                                      /s/ Reznick Fedder & Silverman


Bethesda, Maryland
February 4, 1997

217 East Redwood St.       212 S. Tryon St.            745 Atlantic Ave.
Baltimore, MD 21202-3316   Charlotte, NC  28281-8100   Boston, MA  02111-2735
Telephone (410) 727-4340   Telephone (704) 332-9100    Telephone (617) 423-5855

P.O. Box 501298
Atlanta, GA  31150-12998
Telephone (770) 844-0644

           Security Land and Development Company Limited Partnership

                                 BALANCE SHEET

                               December 31, 1996

Investment in real estate, net of
  accumulated depreciation                                        $49,644,320

Cash and cash equivalents                                             230,262

Restricted escrow                                                   8,215,088

Tenant accounts receivable                                          1,028,414

Prepaid expenses and other receivables                                418,637

Accrued interest income                                               125,691


Deferred charges, net of accumulated
 amortization of $1,148,415                                         1,480,312
                                                                  -----------

        Total Assets                                              $61,142,724
                                                                  ===========

Note payable, net of discount                                     $46,626,589

Accounts payable and accrued expenses                               1,608,792

Accrued interest payable                                              475,116

Deferred rental income                                              4,243,902

Deferred interest income                                              500,000
                                                                  -----------

                                                                   53,454,399

Partners' capital                                                   7,688,325
                                                                  -----------

                                                                  $61,142,724
                                                                  ===========


                       See notes to financial statements

           Security Land and Development Company Limited Partnership

                            STATEMENT OF OPERATIONS

                          Year ended December 31, 1996

Revenue
        Rental income                                              $11,748,346
        Interest income                                              1,538,085
        Tenant reimbursements and other income                          11,921
                                                                   -----------

                Total revenue                                       13,298,352
                                                                   -----------

Administrative
        Management fees                                                250,000
        Professional fees                                               55,768
        Payroll expenses                                               418,531
        Office expenses                                                 39,615
                                                                   -----------

                                                                       763,914
                                                                   -----------

Operating
        Janitorial                                                   1,020,180
        Maintenance contracts                                           92,946
        Repairs and maintenance                                        281,576
        Maintenance supplies                                           208,947
                                                                   -----------

                                                                     1,603,649
                                                                   -----------

Interest, taxes and insurance
        Interest                                                     3,723,996
        Real estate taxes                                              595,213
        Insurance                                                       93,662
                                                                   -----------

                                                                     4,412,871

Depreciation and amortization
        Depreciation                                                 1,629,493
        Amortization                                                   394,837
                                                                   -----------

                                                                     2,024,330
                                                                   -----------

                Total expenses                                       8,804,764
                                                                   -----------

                Net income                                         $ 4,493,588
                                                                   ===========

                       See notes to financial statements

           Security Land and Development Company Limited Partnership

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                          Year ended December 31, 1996

                                                                      Special
                                          General      Limited        Limited
                             Total        Partner      Partner        Partner
                           ----------    ----------   ------------  -----------

Balance, beginning         $3,303,399   $  697,652    $ (1,462,309) $ 4,068,056

Net income                  4,493,588      181,540          43,139    4,268,909

Distributions                (108,662)      (4,390)         (1,043)    (103,229)
                           ----------   ----------    ------------  -----------

Balance, ending            $7,688,325   $  874,802    $ (1,420,213) $ 8,233,736
                           ==========   ==========    ============  ===========







                       See notes to financial statements

           Security Land and Development Company Limited Partnership

                             STATEMENT OF CASH FLOW

                          Year ended December 31, 1996

Cash flows from operating activities
   Net income                                                        $  4,493,588
   Adjustments to reconcile net income to net
   cash provided by operating activities
     Depreciation                                                       1,629,493
     Amortization                                                         394,837
     Deferred rental income                                               480,719
     Amortization of debt discount                                        119,251
     Increase in tenant accounts receivable                               (15,528)
     Increase in prepaid expenses and other receivables                   (41,562)
     Increase in accrued interest income                                 (125,691)
     Increase in accounts payable and accrued expenses - operating         48,261
     Decrease in accrued interest payable                                 (37,938)
     Decrease in deferred interest payable                               (359,988)
                                                                     ------------

        Net cash provided by operating activities                       6,585,442
                                                                     ------------

Cash flows from investing activities
   Withdrawals from restricted escrow                                  10,299,485
   Investment in real estate                                          (12,003,908)
                                                                     ------------

        Net cash used in investing activities                          (1,704,423)
                                                                     ------------

Cash flows from financing activities
   Payments on notes payable                                           (4,873,258)
   Distributions                                                         (108,662)
                                                                     ------------

        Net cash used for financing activities                         (4,981,920)
                                                                     ------------

        NET DECREASE IN CASH                                             (100,901)
Cash and cash equivalents, beginning                                      331,163
                                                                     ------------

Cash and cash equivalents, end                                       $    230,262
                                                                     ============

Cash paid for interest during the year, net of amount capitalized    $  3,642,683
                                                                     ============

Significant non-cash investing activities:
   Accounts payable and accrued expenses of $1,314,637 have been capitalized to the real estate.

           Security Land and Development Company Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1996


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

     Security Land and Development Company Limited Partnership (the "partnership") was formed under the laws of the State of Maryland. The partnership was organized to own and operate, for investment purposes, the project (the "project") which consists of a building known as the Security West Building (the "building").

     The building is approximately 717,000 square foot, two-phase office building, consisting of a two-story office building and a connected six-story office tower, located at 1500 Woodlawn Drive, Woodlawn, Maryland. The building was purchased by the partnership in 1986 and is located on land which is approximately 34.3 acres, also owned by the partnership. The building has been occupied by the United States Social Security Administration's Office of Disability and International Operations (the "tenant") for approximately 23 years under leases between the United States of America, acting by and through the General Services Administration ("GSA"). Effective November 1, 1994, the partnership and GSA entered into a nine-year lease (the "lease") for the Building. The terms of the lease agreement call for substantial alterations to the building. The partnership has executed a contract in the original amount of approximately $24,000,000 to complete the alterations.

     The general partner of the partnership is 1500 Woodlawn Limited Partnership (the "general partner"), a Delaware limited partnership with an 80.8 percent general partner interest. Three limited partners ("limited partners"), own the remaining 19.2 percent limited partnership interest. The limited partners and the general partner are herein referred to as Class A partners.

     Regency Affiliates, Inc. (the "special limited partner") is a special limited partner with no stated voting interest in the partnership.

     Profits, losses and cash available for distribution to partners as defined by the partnership agreement, as amended, is allocated as follows:

           Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE A -   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (Continued)

                                         Before          After
                                       11/1/2003       10/31/2003
                                       ---------       ----------

        General partner                  4.04%            40.4%
        Special limited partner         95.00             50.0
        Limited partners                 0.96              9.6
                                       ------            -----

                                       100.00%           100.0%
                                       ======            =====

     Notwithstanding these allocation percentages, the partnership has made arrangements so that to the extent that 95% of cash available for distribution is less than $100,000, funds which would otherwise be used to pay management fees to TCG Management (see note F) up to the $100,000 will be made available for distribution. For financial reporting purposes, income or loss is allocated among the partners based upon their stated interests in cash available for distribution.

     Taxable gains recognized upon sale, exchange or liquidation of the partnership are allocated: first, to bring negative capital accounts to zero; second, to bring the capital accounts of the Class A partners as a group equal to the capital account of the special limited partner; third, $1,000,000 to the Class A partners as a group; and then 50% to the Class A partners as a group and 50% to the special limited partner. Taxable losses recognized upon sale, exchange or liquidation of the partnership are generally allocated: first, to bring the capital account of the special limited partner to not less than zero and to bring the capital accounts of the Class A partners as a group to not less than a $1,000,000 deficit; second, in accordance with each partner's risk of loss, as called for by the partnership agreement; and third, in accordance with partnership interests.

     The terms of the partnership agreement call for the proceeds from liquidation, sale of any assets or refinancing to be used first in settlement of partnership liabilities and for the establishment of reserves (as deemed necessary by the general partner) and then to the partners in proportion to their positive capital account balances.

           Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Real Estate
     -----------

     Real estate is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes.

     Deferred Charges
     ----------------

     Deferred charges consist of permanent loan closing costs which are being amortized over the term of the related note payable using the effective interest method.

     Deferred Rental Income
     ----------------------

     Rents of $2,785,769 received upon signing the lease agreement are being amortized on a straight-line basis over the life of the lease. Rental income received for phases under construction is deferred until construction is complete and is then amortized over the remaining term of the lease.

     Deferred Interest Income
     ------------------------

     Interest earned on the Project Account in excess of the estimated cost of alterations was deferred because such funds, if not expended, must be paid to the tenant (see note D). Deferred amounts are recognized as income when it is determined that the funds will be used for the cost of alterations.

            Security Land and Development Company Limited Partnership

                                December 31, 1996

NOTE A -   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (Continued)

     Cash and Cash Equivalents
     -------------------------

     For purposes of the statement of cash flow, cash and cash equivalents include the partnership's operating money market accounts, excluding restricted escrow held by the escrow agent (see note C).

     Restricted Escrow
     -----------------

     The partnership has a portfolio of investments in money market accounts, repurchase agreements, and debt securities, which are held in trust by Fleet National Bank (see note D). Management determines the appropriate classification of the debt securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. As of December 31, 1996, the company has classified all investments in debt securities as held-to-maturity. Held-to-maturity securities consist solely of debt securities which the company has the positive intent and ability to hold to maturity and are stated at amortized cost.

     Income Taxes
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

NOTE B - INVESTMENT IN REAL ESTATE

     Investment in real estate is carried at cost and consist of the following:

                                               Estimated
                                              Useful Life
                                              -----------

        Land                                            -       $ 2,151,154
        Building                                 40 years        28,436,133
        Improvements - Building                  40 years        15,210,064
        Improvements - Tenant                     9 years         4,615,264
        Improvements - Land                      10 years         1,610,778
        Furniture and equipment                   7 years           810,752
        Construction in progress                                  5,294,953
                                                        -       -----------

                                                                 58,129,098

        Less accumulated depreciation                             8,484,778
                                                                -----------

                                                                $49,644,320
                                                                ===========

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE B - INVESTMENT IN REAL ESTATE (Continued)

     For income tax reporting purposes, depreciation has been computed in accordance with the Internal Revenue Code, generally using shorter lives and accelerated methods.


NOTE C - NOTE PAYABLE

     The partnership has a note payable to Fleet National Bank, as Trustee (Trustee), dated November 17, 1994. The note is in the principal amount of $56,450,000, and is effectively secured by substantially all the assets of the partnership and rights to future lease payments. In addition, the partnership has agreed to various covenants including those that require the partnership to conduct its affairs as a separate entity and prohibit it from selling all or substantially all of its assets; conducting business other than related to the project; conducting business other than arms length; commingling assets with other entities; acting as creditor or pledging its assets for the benefit of another entity; and incurring certain types of indebtedness.

     The debt proceeds were obtained by the trustee through the sale of Certificates of Participation (COPs) representing interests in a trust established pursuant to a trust agreement between the partnership and the Trustee. The net proceeds received from the sale of the COPs were used to repay the then existing debt of the partnership, to fund certain reserves, and to pay costs of issuance.

     The COPs were issued at a discount of $705,625 which is being amortized over the life of the note on the effective interest method. Unamortized discount at December 31, 1996 was $440,216. Amortized discount for the year ending December 31, 1996 was $119,251 and is included in interest expense on the accompanying statement of operations.

           Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE C - NOTE PAYABLE (Continued)

     The note requires semiannual payments of principal and interest in accordance with the terms of the COPs. Those terms require payments of interest at a rate of 7.9% and two principal payments per year (May 15 and November 15) aggregating to:

                             1997                 $ 5,265,850
                             1998                   5,690,068
                             1999                   6,148,461
                             2000                   6,643,763
                             2001                   7,179,009
                             Thereafter            16,139,654
                                                  -----------

                             Total                 47,066,805
                             Less: Unamortized
                               Discount               440,216
                                                  -----------

                             Total                $46,626,589
                                                  ===========

     Interest incurred during the year ending December 31, 1996 was $3,970,941 excluding discount amortization of $119,251. $366,196 of interest relating to construction has been capitalized to the cost improvements.

NOTE D - RESTRICTED ESCROW

     The partnership is required to setup and maintain escrow accounts with Shawmut Bank, NA as the escrow agent. Amounts on deposit are classified as restricted escrow in the accompanying balance sheet. The required accounts and funded balance at December 31, 1996 are as follows:

                                      Description                    Amount
                                ------------------------          -----------

        Project Account         To be used for alterations        $5,550,889
        Note Payment            To repay Certificates of
         Accounts                 Participation                      904,105
        Liquidity Account       To be used for debt liquidity        740,178
        Replacement             To be used for capital
         Reserve Account          improvements                       377,442
        Tax Account             To pay real estate taxes             304,323
        Insurance Account       To pay insurance expense              53,954
        Operations Account      To pay operating expenses            107,767
        Partnership Account     To pay partnership distributions      94,234
        Supplemental retention  To be used as additional funds
         account                  to repay COPs                       82,196
                                                                 -----------

                                                                  $8,215,088
                                                                 ===========

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE D - RESTRICTED ESCROW (Continued)

     Restricted escrow is invested in money market funds of $2,952,413 and a repurchase agreement of $400,000, which approximate fair value. The remaining funds are invested in debt securities and at December 31, 1996 are as follows:

                                           Held-to-Maturity
                           ------------------------------------------------
                                          Gross        Gross
                           Amortized    Unrealized   Unrealized    Fair
                              Cost         Gains       Losses      Value
                           ---------    ----------   ----------  ----------

     U.S. Government
     Debt Securities      $4,862,675      $620,165       $-      $5,482,840
                          ==========      ========       ===     ==========


     The amortized cost and fair value of debt securities classified as held-to-maturity, by contractual maturity, as of December 31, 1996 are as follows:

                                            Amortized        Fair
                                               Cost         Value
                                            ----------    ----------

        Due within one year                 $4,862,675    $5,482,840
                                            ==========    ==========

     Any amounts remaining in the project account after the alterations have been completed revert back to the tenant either in a lump sum payment or to be applied against rental income. (Accordingly, earnings on funds deposited in the project account in excess of the estimated cost of alterations have been deferred.) If any changes to the budgeted alterations require the use of the amounts earned, the income will be recognized at that time. Total earnings deferred at December 31, 1996, is $500,000.

     The partnership deposited with the escrow agent a letter of credit to satisfy the requirements for the Supplemental Disbursement Account. At December 31, 1996, $450,000 was outstanding.

           Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE E - RENTAL OPERATIONS

     On November 17, 1994, the partnership and the tenant entered into a lease agreement for 100% of the building with a term of nine years expiring on October 31, 2003. The lease agreement provides for minimum annual lease payments of $12,154,632 payable monthly in arrears, plus provisions for escalations in the event of increased operating costs and real estate taxes.

Future minimum rentals are as follows:

        December 31, 1997               $12,154,632
                     1998                12,154,632
                     1999                12,154,632
                     2000                12,154,632
                     2001                12,154,632
                Thereafter               22,283,492
                                        -----------

                                        $83,056,652
                                        ===========

     The partnership has received an opinion of Assistant General Council to the General Services Administration that lease payments are not subject to annual appropriation by the United States Congress and the obligations to make such payments are unconditional general obligations of the United States Government.

     The Lease requires the partnership to maintain and repair the building and land in accordance with specific standards, to maintain certain insurance coverages and to use amounts in the Project Account plus interest accrued to make certain alterations (the "Alterations").

     The partnership assigned its right to receive payments under the lease with GSA to the Escrow Agent. Payments received or distributions made by the Escrow Agent and transfers between individual accounts are governed by an escrow agreement for the ultimate benefit of the partnership.

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE F - CONCENTRATION OF CREDIT RISK

     The partnership maintains a cash account insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 1996 the balance was $229,262. The uninsured balance at December 31, 1996 was $129,262.

NOTE G - RELATED PARTY TRANSACTIONS

     Janitorial Services
     -------------------

     The partnership entered into an agreement with Woodlawn Service Corporation, an affiliate of the general partner, to provide janitorial services for the building. The agreement provides for a fee for services provided and for a reimbursement for expenses incurred, not to exceed $1,905,770 per annum from which Woodlawn Service Corporation is to provide the cost of materials, salaries and other costs of providing such services. The agreement extends to the year 2003 with options to renew annually thereafter. Total janitorial fees for the year ending December 31, 1996 were $1,020,180 with $114,646 remaining unpaid at year end.

     Management Services
     -------------------

     The partnership entered into an agreement with TCG Management Corporation, an affiliate of the general partner, to provide management services. The agreement provides for a fee of $250,000 per annum. The agreement is for a term of one year with automatic renewals through the year 2003. Total management fees for the year ending December 31, 1996 were $250,000, with $20,833 remaining unpaid at year end.

     Construction Management Services
     --------------------------------

     The partnership entered into an agreement with TCG Construction Corporation to provide construction management services relating to the building and tenant alterations. The agreement provides for a management construction fee of 10% of total costs incurred in connection with the alterations. In addition, TCG Construction shall receive 100% of any cost savings payments received by the partnership related to the alterations. The agreement is for a term of one year with automatic renewals through the year 2003. Total fees incurred at December 31, 1996 are $2,360,604 and have been capitalized to the cost of improvements.